UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2016

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 31, 2016, Bruce Walicek notified the Company of his intent to resign from his position as Chief Executive Officer and member of the Board of Directors of Pixelworks, Inc. (the “Company”), effective as of February 1, 2016.

(c) and (e)

Appointment of Stephen Domenik as Interim Chief Executive Officer

On February 1, 2016, Stephen Domenik was appointed to serve as Interim Chief Executive Officer, effective immediately. As Mr. Domenik will no longer qualify as an “independent director” as set forth in Rule 5605(a)(2) of the NASDAQ Stock Market LLC Marketplace Rules, Mr. Domenik has also resigned as a member and as Chairman of the Corporate Governance and Nominating Committee of the Board.

Mr. Domenik, age 63, has served as a Director of Pixelworks since August 2010 and served as a consultant to Pixelworks from January 2013 through December 2013. Since 1995, he has been a General Partner with Sevin Rosen Funds, a venture capital firm. Mr. Domenik has served as a director of MoSys, Inc. (NASDAQ: MOSY), a publicly traded fabless semiconductor company since June 2012, and a director of EMCORE Corporation (NASDAQ: EMKR), a publicly traded provider of compound semiconductor-based components and subsystems since December 2013. Mr. Domenik currently sits on the boards of various private companies as well. Mr. Domenik previously served as Chairman of the Board of Directors of Meru Networks, Inc. (NASDAQ: MERU) from January 2014 until it was acquired by Fortinet in July 2015, served on the Board of Directors of NetLogic Microsystems, Inc. (NASDAQ: NETL) from January 2001 until it was acquired by Broadcom Corporation in February 2012 and on the Board of Directors of PLX Technology, Inc. (NASDAQ: PLXT) from December 2013 until it was acquired by Avago Technologies in August 2014. Mr. Domenik holds a B.S. in Physics and M.S.E.E. from the University of California at Berkeley.

As the Company’s Interim Chief Executive Officer, Mr. Domenik will receive a base salary, initially set at an annualized amount of $375,000, and will be eligible to participate in a cash bonus program in calendar year 2016 on terms which may be established by the Compensation Committee of the Board of Directors. The full terms of Mr. Domenik’s employment with us can be found in his employment agreement which is attached as an exhibit hereto and is incorporated by reference herein. In connection with his employment with us, on February 1, 2016, Mr. Domenik was granted a nonstatutory stock option to purchase 43,750 shares of our common stock at an exercise price equal to 100% of the fair market value of the shares on the grant date, vesting at the end of each calendar month in equal increments over six months subject to continued service as our Interim Chief Executive Officer through the relevant vesting date.

There are no family relationships between Mr. Domenik and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Domenik or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement with Mr. Domenik is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K, and is incorporated by reference herein.

Appointment of Todd DeBonis as Chief Operating Officer

On February 1, 2016, Todd DeBonis was appointed to serve as Chief Operating Officer, effective immediately.

Mr. DeBonis, age 51, has served as Executive Vice President, Sales, Marketing & Business Development since January 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Prior to TriQuint, Mr. DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications, a designer, developer and supplier of integrated programmable SoC solutions, Vice President of Worldwide Sales of Ishoni Networks, a silicon and software solution provider, and also held executive positions at Infineon Technologies, VisCom Corporation and Electec SoCal. Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.

As the Company’s Chief Operating Officer, Mr. DeBonis will receive an annual base salary, initially set at an annualized amount of $295,000 and will be eligible to participate in a cash bonus program in calendar year 2016 on terms which may be established by the Compensation Committee of the Board of Directors. The full terms of Mr. DeBonis’ employment with us can be found in his offer letter which is attached as an exhibit hereto and is incorporated by reference herein.

There are no family relationships between Mr. DeBonis and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. DeBonis or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the offer letter with Mr. DeBonis is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.2, to this Current Report on Form 8-K, and is incorporated by reference herein.

Separation and Consulting Agreement with Bruce Walicek

On February 1, 2016, the Company entered into a Separation and Consulting Agreement with Bruce Walicek, who resigned as the Company’s Chief Executive Officer and director effective as of February 1, 2016. Pursuant to the terms of the Separation and Consulting Agreement, in return for a release from Mr. Walicek and the other provisions set forth therein, the Company has agreed to pay Mr. Walicek a severance amount equal to $700,000 (less applicable tax withholdings) and COBRA premiums for the group health care coverage elected by Mr. Walicek from March 1, 2016 through February 28, 2017, if elected by Mr. Walicek. Additionally, Mr. Walicek will provide consulting services to the Company for six (6) months, pursuant to which he will advise on projects assigned to him by the Company’s Chief Executive Officer, and as consideration for such services, he will receive the amounts set forth above and his currently outstanding restricted stock units (RSUs) will be amended so that an aggregate of 12,100 RSUs across all outstanding awards shall vest monthly during the term of his consulting services, up to a maximum of 72,600 RSUs. Additionally, any unvested RSUs at the end of the consulting term shall remain outstanding and eligible to vest in the event of a change of control of the Company, pursuant to the terms of Mr. Walicek’s current Employment Agreement, a copy of which is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K.

The foregoing description of the Separation and Consulting Agreement with Mr. Walicek is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.
On February 1, 2016, the Company issued a press release reporting preliminary results for the fourth quarter ended December 31, 2015. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement with Stephen Domenik dated February 1, 2016
10.2	Offer Letter with Todd DeBonis dated December 9, 2015
10.3	Separation and Consulting Agreement with Bruce Walicek dated February 1, 2016
99.1	Press Release dated February 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	February 1, 2016	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

10.1	Employment Agreement with Stephen Domenik dated February 1, 2016
10.2	Offer Letter with Todd DeBonis dated December 9, 2015
10.3	Separation and Consulting Agreement with Bruce Walicek dated February 1, 2016
99.1	Press Release dated February 1, 2016